Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on May 7, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41 0518430 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lucy Schlauch Stark
Amy L. Bowler
Kit LeVoy
Holland & Hart LLP
555 Seventeenth St., Suite 3200
Denver, Colorado 80202
(303) 295-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Debt securities

(1)
An indeterminate aggregate initial offering price or number of debt securities are being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

SM ENERGY COMPANY

DEBT SECURITIES

        By this prospectus, SM Energy Company may offer, from time to time, its debt securities. We will provide the specific terms of any securities to be offered in a supplement to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before investing. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in securities involves risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities. See "Risk Factors" beginning on page 3 of this prospectus for information on certain risks related to the purchase of our securities.

        We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing shareholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate sales of our securities unless it is accompanied by the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this Prospectus is May 7, 2015.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein carefully before making your investment decision. You should also read the documents we have referred you to under "Where You Can Find More Information" herein for information about us, including our financial statements.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        Unless the context otherwise indicates, the terms "SM Energy," "the Company," "we," "us" and "our" in this prospectus mean SM Energy Company, a Delaware corporation, and its subsidiaries.

ii

SM ENERGY COMPANY

        We are an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids (also respectively referred to as "oil," "gas," and "NGLs," respectively, throughout the document) in onshore North America. We were founded in 1908 and incorporated in Delaware in 1915. Our initial public offering of common stock was in December 1992. Our common stock trades on the New York Stock Exchange under the ticker symbol "SM."

        Our principal offices are located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus, including information in documents incorporated by reference, includes "forward-looking statements" within the meaning of applicable state and federal securities law. All statements, other than statements of historical facts, included in this prospectus that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear in a number of places in this prospectus and include statements about such matters as:

  •
  the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

  •
  the drilling of wells and other exploration and development activities and plans, as well as possible future acquisitions;

  •
  the possible divestiture or farm-down of, or joint venture relating to, certain properties;

  •
  proved reserve estimates and the estimates of both future net revenues and the present value of future net revenues associated with those proved reserve estimates;

  •
  future oil, gas and natural gas liquids (also referred to as "oil," "gas," and "NGLs," respectively, throughout this document) production estimates;

  •
  our outlook on future oil, gas and NGL prices, well costs and service costs;

  •
  cash flows, anticipated liquidity and the future repayment of debt;

  •
  business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, and our outlook on our future financial condition or results of operations; and

  •
  other similar matters such as those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (our "2014 Form 10-K") and our Quarterly Report on Form 10-Q for the three months ended March 31, 2015 (our "First Quarter 2015 Form 10-Q").

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in this prospectus under "Risk Factors" and in our 2014 Form 10-K or incorporated by reference herein and include such factors as:

  •
  the volatility of oil, gas and NGL prices, and the effect it may have on our profitability, financial condition, cash flows, access to capital, and ability to grow production volumes and/or proved reserves;

  •
  weakness in economic conditions and uncertainty in financial markets;

  •
  our ability to replace reserves in order to sustain production;

  •
  our ability to raise the substantial amount of capital that is required to develop and/or replace our reserves;

  •
  our ability to compete against competitors that have greater financial, technical, and human resources;

  •
  our ability to attract and retain key personnel;

  •
  the imprecise estimations of the actual quantities and present value of our proved oil, gas and NGL reserves;

  •
  the uncertainty in evaluating recoverable reserves and estimating expected benefits or liabilities;

  •
  the possibility that exploration and development drilling may not result in commercially producible reserves;

  •
  our limited control over activities on outside operated properties;

  •
  our reliance on the skill and expertise of third-party service providers on our operated properties;

  •
  the possibility that title to properties in which we have an interest may be defective;

  •
  the possibility that our planned drilling in existing or emerging resource plays using some of the latest available horizontal drilling and completion techniques is subject to drilling and completion risks and may not meet our expectations for reserves or production;

  •
  the uncertainties associated with divestitures, joint ventures, farm-downs, farm-outs and similar transactions with respect to certain assets, including whether such transactions will be consummated or completed in the form or timing and for the value that we anticipate;

  •
  the uncertainties associated with enhanced recovery methods;

  •
  our commodity derivative contracts may result in financial losses or may limit the prices that we receive for oil, gas and NGL sales;

  •
  the inability of one or more of our service providers, customers or contractual counterparties to meet their obligations;

  •
  our ability to deliver necessary quantities of natural gas or crude oil to contractual counterparties;

  •
  price declines or unsuccessful exploration efforts resulting in write-downs of our asset carrying values;

  •
  the impact that lower oil, gas or NGL prices could have on the amount we are able to borrow under our credit facility;

  •
  the possibility that our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

  •
  the possibility that covenants in our debt agreements may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions or lead to the accelerated maturity of our debt;

  •
  operating and environmental risks and hazards that could result in substantial losses;

  •
  the impact of seasonal weather conditions and lease stipulations on our ability to conduct drilling activities;

  •
  our ability to acquire adequate supplies of water and dispose of or recycle water we use at a reasonable cost in accordance with environmental and other applicable rules;

  •
  complex laws and regulations, including environmental regulations, that result in substantial costs and other risks;

  •
  the availability and capacity of gathering, transportation, processing, and refining facilities;

  •
  our ability to sell and receive market prices for our oil, gas and NGLs;

  •
  new technologies may cause our current exploration and drilling methods to become obsolete;

  •
  the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting, our facilities and systems;

  •
  the possibility we may face unforeseen difficulties or expenses related to our implementation of a new enterprise resource planning software system; and

  •
  litigation, environmental matters, the potential impact of government regulations, and the use of management estimates regarding such matters.

        We caution you that forward-looking statements are not guarantees of future performance and that actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus speak as of the date hereof. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

  •
  the repayment of outstanding indebtedness;

  •
  working capital;

  •
  capital expenditures; and

  •
  acquisitions.

        The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2015		2014	2013	2012		2011	2010
Ratio of earnings to fixed charges(1)	—	(2)	10.0x	3.7x	—	(3)	6.7x	11.6x

(1)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less capitalized interest) by fixed charges (interest expense, plus capitalized interest plus our estimate of the interest component of rental expense).

(2)
Earnings were inadequate to cover fixed charges for the three months ended March 31, 2015 by a deficiency of $88.3 million.

(3)
Earnings were inadequate to cover fixed charges for the year ended December 31, 2012 by a deficiency of $86.6 million.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. References in this section to "SM Energy" mean SM Energy Company and not its subsidiaries.

        Any debt securities offered by this prospectus will be issued under an indenture between SM Energy and U.S. Bank National Association, as trustee (the "indenture"), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of the indenture below. You should read the indenture for provisions that may be important to you.

        Because we have included only a summary of the indenture terms, you must read the indenture in full to understand every detail of the terms of the debt securities.

        The indenture will not limit the amount of debt securities we may issue under it, and will provide that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time.

        Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

        Principal and any premium and interest in respect of the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, we may pay interest by mailing checks to the registered holders of the debt securities at their registered addresses.

        We will describe any special U.S. federal income tax and other considerations relating to the debt securities in the applicable prospectus supplement.

General

        The indenture provides that SM Energy may issue separate series of debt securities under the indenture from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture. The debt securities will be unsecured obligations of SM Energy.

        The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

  •
  the date or dates on which the debt securities will mature;

  •
  the percentage of the principal amount at which the debt securities will be issued;

  •
  the date on which the principal and premium, if any, of the debt securities will be payable;

  •
  whether any subsidiary guarantor will guarantee the debt securities;

  •
  the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest;

  •
  the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

  •
  the specified currency of the debt securities;

  •
  a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, at the holders' option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

  •
  any sinking fund terms;

  •
  any events of default or covenants of SM Energy with respect to the debt securities of a certain series that are different from those described in this prospectus;

  •
  whether and under what circumstances any covenants in the indenture will be subject to either or both covenant defeasance and legal defeasance with respect to the debt securities;

  •
  any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

  •
  any index or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

  •
  if applicable, that the debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the name of the respective depositaries for such global securities, the form of any legend or legends which will be borne by any such global security in addition to or in lieu of those set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof; and

  •
  any other specific terms of the debt securities.

        We are not obligated to issue all debt securities of any one series at the same time. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

        If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, SM Energy's obligation to pay the principal of, and any premium and interest on, its senior debt securities will be unsecured and will rank equally with all of SM Energy's other unsecured unsubordinated indebtedness.

Interest Rates and Discounts

        The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

        We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and special considerations that apply to those debt securities in the applicable prospectus supplement.

Exchange, Registration and Transfer

        Unless otherwise specified, debt securities of any series will be exchangeable for other debt securities of the same series and of like aggregate principal amount and tenor in different authorized denominations.

        You may present debt securities for registration of transfer, together with a duly executed form of transfer, at the office of the transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption, we will not be required to:

  •
  execute, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

  •
  execute, register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless we specify otherwise in the applicable prospectus supplement, we will pay the principal of, and any premium and interest on, the debt securities at the office of the paying agent or paying agents that we designate at various times. At our option, we may, however, make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in Denver, Colorado, will be designated as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities.

        All monies we pay to a paying agent for the payment of principal of, and any premium and interest on, any debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security will look only to us for payments out of those repaid amounts.

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an "event of default" under the indenture with respect to the debt securities of any series issued under the indenture:

  •
  any failure by us to pay any interest on any debt security of that series when due that continues for 30 days;

  •
  any failure by us to pay principal of, or any premium on, the debt securities of that series when due and payable, either at maturity or otherwise;

  •
  any failure by us to perform, or breach by us of, any of our other covenants or warranties in the indenture, and that breach or failure continues for 60 days (subject to extension under certain circumstances for another 120 days) after written notice as provided in the indenture;

  •
  the occurrence of certain events of bankruptcy, insolvency or reorganization involving us or certain of our subsidiaries; and

  •
  the occurrence of any other event of default provided with respect to the debt securities of that series.

        If we fail to pay the principal of, or premium, if any, or interest on, the debt securities of any series or we fail to perform or breach any of the other covenants or warranties applicable to the debt securities of that series, and such event of default is continuing, the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series (or with respect to covenant and warranty defaults, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series) may declare the principal amount of, and any premium and interest on, the debt securities of that series to be due and payable immediately. If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization, and the event of default is continuing, then the principal amount of all of the debt securities of such series then outstanding under the indenture will become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the debt securities of any series may rescind and annul any declaration of acceleration with respect to such series of debt securities if we deposit with the trustee an amount sufficient to pay all overdue interest on the debt securities of that series, the principal of and premium, if any, on the debt securities of that series that have become due and payable otherwise than by such declaration of acceleration and all amounts due to the trustee and if all other events of default with respect to the debt securities of that series have been cured or waived.

        Within 90 days after the occurrence of any event of default under the indenture with respect to the debt securities of any series issued under the indenture, the trustee must transmit notice of the event of default to the holders of the debt securities of that series unless the event of default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

        If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

        Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities issued under the indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Defeasance

        Unless the applicable prospectus supplement provides otherwise, any debt securities, or portion of the principal amount of the debt securities, will be deemed to have been paid for purposes of the indenture, and, at our election, our entire indebtedness with respect to the debt securities, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the trustee or any paying agent other than us, in trust, money, certain eligible obligations, as defined in the indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof, and have met certain other conditions set forth in the indenture.

        In addition, unless the applicable prospectus supplement provides otherwise, we shall be released from our obligations under certain covenants set forth in the indenture (or certain additional covenants applicable to a particular series of debt securities) if we have irrevocably deposited with the trustee or any paying agent other than us, in trust, money, certain eligible obligations, as defined in the indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the debt securities or portions thereof, and have met certain other conditions set forth in the indenture.

Modification and Waiver

        The trustee and SM Energy may, without the consent of holders, modify or waive provisions of the indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the indenture under the Trust Indenture Act of 1939, as amended. The trustee and SM Energy may modify or waive certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series issued under the indenture affected by the modification or waiver. The provisions of the indenture may not, however, be waived or modified without the consent of each holder of each debt security of the series affected thereby if the modification or waiver would:

  •
  change the stated maturity of the principal of, or a scheduled date for the payment of any interest on, any such debt security;

  •
  reduce the principal amount of, or interest on, or any premium payable upon the redemption of, any such debt security;

  •
  change the specified currency in which the principal of any such debt security or any premium or any interest on that debt security is payable;

  •
  impair or affect the right of any holder of such debt security to institute suit for the enforcement of any payment of principal, premium, or interest on or with respect to any such security on or after the stated maturity of such debt security;

  •
  with respect to any such series of debt securities the terms of which provide for the making and consummation of an offer to repurchase such debt securities in connection with a change of control (as defined in such terms), amend, change or modify our obligation to make and consummate such offer to repurchase after the related change of control has occurred, including amending, changing or modifying any definition relating thereto;

  •
  reduce the percentage and principal amount of such outstanding debt securities, the consent of the holders of which is required for any such supplemental indenture, or the consent of which is required for any waiver of certain defaults under the indenture and their consequences provided for in the indenture, or reduce the requirements of such debts securities for quorum or voting under the indenture; or

  •
  modify any of the provisions of the indenture relating to modifying the indenture, waiving certain covenants and waiving past defaults.

        The holders of not less than a majority in aggregate principal amount of outstanding debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

  •
  a continuing payment default with respect to debt securities of that series; or

  •
  a continuing default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of our assets and properties and the assets and properties or our subsidiaries (taken as a whole) in one or more related transactions to any person (as defined in the indenture) unless:

  •
  either (a) SM Energy is the surviving entity or (b) the entity formed by or surviving the consolidation or merger (if other than us), or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition, substantially all of our properties and assets is organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia;

  •
  the entity formed by or surviving the consolidation or merger (if other than us), or the person that acquires by sale, assignment, transfer, lease, conveyance or other disposition, substantially all of our properties and assets expressly assumes the due and punctual payment of the principal of, and any premium and interest on, and every other obligation under the debt securities and the indenture; and

  •
  immediately after the transaction becomes effective, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and will, to the extent applicable, be governed by those provisions.

The Trustee

        We may appoint a separate trustee for any series of debt securities. In the description of a series of debt securities, the term "trustee" refers to the trustee appointed with respect to such series of debt securities. The trustee may be a depository for funds and perform other services for, and may transact other banking business with, SM Energy and its subsidiaries in the normal course of business.

BOOK-ENTRY SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, we will issue debt securities to investors in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be the Depository Trust Company, or DTC. We have been informed by DTC that its nominee will be Cede & Co., or Cede. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

        No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

        DTC has informed us that it is:

  •
  a limited-purpose trust company organized under New York banking laws;

  •
  a "banking organization" within the meaning of the New York banking laws;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the Securities Exchange Act.

        DTC has also informed us that it was created to:

  •
  hold securities for "participants" and

  •
  facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants' accounts, thereby eliminating the need for the physical movement of securities certificates.

        Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, a nominee for DTC. These payments will be forwarded to DTC's participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

        Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with whom beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

        Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

        According to DTC, it has provided information with respect to DTC to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered; or

  •
  we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable.

        Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

        If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

        Except as described above:

  •
  a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

  •
  DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

        None of SM Energy, the trustee, any registrar and transfer agent or any depository, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

 PLAN OF DISTRIBUTION

        We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement:

  •
  through agents;

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers, including existing shareholders; or

  •
  any combination of the foregoing methods.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery arrangements.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices or prices.

By Agents

        Securities offered by us pursuant to this prospectus may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters or Dealers

        If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        The securities offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        Certain legal matters in connection with the securities will be passed upon for us by Holland & Hart LLP and for any underwriters by legal counsel named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of SM Energy Company and subsidiaries as of December 31, 2014 and 2013, and for the years then ended, appearing in SM Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of SM Energy Company's internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements for the year ended December 31, 2012, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Certain information with respect to the Company's proved oil and gas reserves referred to and incorporated by reference herein is based in part upon engineering reports of Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file annual, quarterly and other reports and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the public reference room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Unless specifically listed under "Incorporation by Reference" below, the information contained on the SEC web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        Our common stock is listed and traded on The New York Stock Exchange (the "NYSE"). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

        We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus and does not constitute a part of this prospectus.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information and any and all of the documents referred to herein, including the registration rights agreement and the indenture for the notes, which are summarized in this prospectus, without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
information@sm-energy.com

INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus certain documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including that information in this prospectus by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus and information that we previously filed with the SEC. We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015;

  •
  the information included in our definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2015, under the headings "Corporate Governance," "Certain Relationships and Related Transactions," "Information About Executive Officers," "Security Ownership of Certain

    Beneficial Owners and Management," "Section 16(a) Beneficial Ownership Reporting Compliance," "Executive Compensation," "Director Compensation," "Proposal 1—Election of Directors," "Independent Registered Public Accounting Firm," and "Audit Committee Preapproval Policy and Procedures";

  •
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed with the SEC on May 6, 2015; and

  •
  our Current Reports on Form 8-K filed with the SEC on February 2, 2015 and February 20, 2015 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

        We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit, or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after the date of this prospectus. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions to be paid by us.

Amount to be Paid
SEC registration fee		*
Legal fees and expenses		**
Accounting fees and expenses		**
Blue sky fees		**
Printing fees		**
Rating agency fees		**
Trustee's fees and expenses		**
Miscellaneous		**
Total	$	**

*
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Except to the extent indicated below, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of SM Energy is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

        Article FIFTEENTH of SM Energy's restated certificate of incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provide that the provision does not eliminate or limit liability:

  •
  for any breach of the director's duty of loyalty to SM Energy or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper benefit.

        Section 145 of the Delaware General Corporation Law permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right or the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnify for such expenses as the court deems proper. Article FOURTEENTH of SM Energy's restated certificate of incorporation provides for such indemnification.

        Section 145 of the Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such person against such liabilities under the provisions of such sections. SM Energy has purchased such insurance.

        Section 145 of the Delaware General Corporation Law further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Article FOURTEENTH of SM Energy's restated certificate of incorporation and Section 19 of SM Energy's bylaws contain provisions regarding indemnification that parallel those described above.

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits.

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation of SM Energy Company, as amended through June 1, 2010 (filed as Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and incorporated herein by reference)

3.2		Amended and Restated By-Laws of SM Energy Company effective as of December 16, 2014 (filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on December 19, 2014, and incorporated herein by reference)

4.1	**	Form of Indenture relating to senior debt securities of SM Energy by and between SM Energy Company and U.S. Bank National Association, as trustee

5.1	**	Opinion of Holland & Hart LLP

12.1		Statement regarding computation of ratio of earnings to fixed charges (filed as Exhibit 12.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and incorporated herein by reference)

23.1	**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	**	Consent of Holland & Hart LLP (included in Exhibit 5.1)

23.4	**	Consent of Independent Petroleum Engineers and Geologists, Ryder Scott Company, L.P.

24.1	**	Power of Attorney (included on signature page)

Exhibit No.		Description
25.1	**	Statement of Eligibility of Trustee, U.S. Bank National Association, on Form T-1

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of SM Energy Company

**
Filed herewith.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

              (i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          6.     That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7.     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 7, 2015.

SM ENERGY COMPANY
By:	/s/ JAVAN D. OTTOSON Javan D. Ottoson President, Chief Executive Officer and Director

GENERAL POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Javan D. Ottoson, A. Wade Pursell and David W. Copeland, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, and each with full power to act alone, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAVAN D. OTTOSON Javan D. Ottoson	President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2015
/s/ A. WADE PURSELL A. Wade Pursell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2015
/s/ MARK T. SOLOMON Mark T. Solomon	Vice President, Controller and Assistant Secretary (Principal Accounting Officer)	May 7, 2015
/s/ WILLIAM D. SULLIVAN William D. Sullivan	Chairman of the Board of Directors	May 7, 2015

Signature	Title	Date

/s/ ANTHONY J. BEST Anthony J. Best	Director	May 7, 2015
/s/ LARRY W. BICKLE Larry W. Bickle	Director	May 7, 2015
/s/ STEPHEN R. BRAND Stephen R. Brand	Director	May 7, 2015
/s/ WILLIAM J. GARDINER William J. Gardiner	Director	May 7, 2015
/s/ LOREN M. LEIKER Loren M. Leiker	Director	May 7, 2015
/s/ RAMIRO G. PERU Ramiro G. Peru	Director	May 7, 2015
/s/ JULIO M. QUINTANA Julio M. Quintana	Director	May 7, 2015
/s/ ROSE M. ROBESON Rose M. Robeson	Director	May 7, 2015
/s/ JOHN M. SEIDL John M. Seidl	Director	May 7, 2015

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation of SM Energy Company, as amended through June 1, 2010 (filed as Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and incorporated herein by reference)

3.2		Amended and Restated By-Laws of SM Energy Company effective as of December 16, 2014 (filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on December 19, 2014, and incorporated herein by reference)

4.1	**	Form of Indenture relating to senior debt securities of SM Energy by and between SM Energy Company and U.S. Bank National Association, as trustee

5.1	**	Opinion of Holland & Hart LLP

12.1		Statement regarding computation of ratio of earnings to fixed charges (filed as Exhibit 12.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and incorporated herein by reference)

23.1	**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	**	Consent of Holland & Hart LLP (included in Exhibit 5.1)

23.4	**	Consent of Independent Petroleum Engineers and Geologists, Ryder Scott Company, L.P.

24.1	**	Power of Attorney (included on signature page)

25.1	**	Statement of Eligibility of Trustee, U.S. Bank National Association, on Form T-1

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of SM Energy Company

**
Filed herewith.